Exhibit 99.4(b)


                                 AMENDMENT TO
             AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION


      The Agreement and Plan of Reorganization and Termination ("Agreement") made as of May 16, 2001, between Legg Mason Total Return Trust, Inc. and Legg Mason Investors Trust, Inc., on behalf of Legg Mason American Leading Companies Trust, is hereby amended by substituting the current Section 4.3.8 of the Agreement with the following:

            4.3.8 Immediately after the Reorganization, the Shareholders will own shares constituting "control" (within the meaning of section 304(c) of the Code) of Acquiring Fund;

      IN WITNESS WHEREOF, the undersigned has executed this amendment to the Agreement on the 14th day of June, 2001.

                              LEGG MASON TOTAL RETURN TRUST, INC.


                              By:  /s/ Marie K. Karpinski
                                   -------------------------------------
                                    Marie K. Karpinski
                                    Vice President and Treasurer


                              LEGG MASON INVESTORS TRUST, INC.,
                              on behalf of its series,
                              Legg Mason American Leading Companies Trust


                              By:  /s/ Marie K. Karpinski
                                   -------------------------------------
                                    Marie K. Karpinski
                                    Vice President and Treasurer